EXHIBIT 21

Tyson Foods, Inc.

Exhibit 21 – Subsidiaries of the Company

Entity Name	Place of Incorporation

Tyson Foods, Inc.	Delaware (1986)
Subsidiaries 100% owned unless otherwise noted
Global Employment Services, Inc.	Delaware (1993)
National Comp Care, Inc.	Delaware (1995)
Oaklawn Capital Corporation	Delaware (1995)
Oaklawn Capital - Mississippi LLC	Mississippi (1996)
Provemex International Holdings, Inc.	Delaware (2005)
The Pork Group, Inc.	Delaware (1998)
TyNet Corporation	Delaware (1995)
Tyson Breeders, Inc.	Delaware (1971)
Tyson Farms, Inc.	North Carolina (1968)
Tyson International Company, Ltd.	Bermuda (1993)
Tyson Mexican Original, Inc.	Delaware (1998)
Tyson Poultry, Inc.	Delaware (1998)
Tyson Receivables Corporation	Delaware (2001)
Tyson Sales and Distribution, Inc.	Delaware (1998)
Tyson Shared Services, Inc.	Delaware (1998)
Tyson China Holding Limited	Hong Kong (2008)

Tyson Chicken, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1997)
Hudson Midwest Foods, Inc.	Nebraska (1996)

Tyson International Holding Company (Subsidiary of Tyson Foods, Inc.)	Delaware (1994)
Oaklawn Sales Ltd.	British Virgin Islands (1995)
Tyson India Holdings, Ltd.	Republic of Mauritus (2008)

Tyson Fresh Meats, Inc. (formerly known as IBP,Inc.)	Delaware (2000)
Tyson Processing Services, Inc.	Delaware (1997)
The IBP Foods Co.	Delaware (1999)
Tyson Hog Markets, Inc.	Delaware (1972)
IBP Caribbean, Inc.	Cayman Islands (1997)
IBP Redevelopment Corporation	Missouri (2000)
Tyson Service Center Corp.	Delaware (1979)
Tyson of Wisconsin, Inc.	Delaware (1989)
Madison Foods, Inc.	Delaware (1998)
PBX, Inc.	Delaware (1974)
Rural Energy Systems, Inc.	Delaware (1984)
Texas Transfer, Inc.	Texas (1987)
Tyson Canada Finance LP	New Brunswick, Canada (2003)

New Canada Holdings, Inc.	Delaware (2007)
IBP Finance Company of Canada	Nova Scotia (1997)
Lakeside Farm Industries, Ltd.	Alberta, Canada (1994)

Lakeside Feeders, ULC	Alberta, Canada (1993)
Provemex Holdings, LLC	Delaware (2005)
Lakeside Feeders Partnership	Alberta, Canada (2001)

961436 Alberta ULC	Alberta, Canada (2001)
1385606 Alberta ULC	Alberta Canada (2008)
Cobb Breeders B.V.	The Netherlands (1994)

Cobb Europe Limited (formerly known as Cobb Breeding Company Ltd.) (Subsidiary of Lakeside Feeders, ULC)	United Kingdom (1974)
Cobb Poland B.V.	Poland (1996)
Cobb-Istanbul Ana Damizlik Isletmeleri Ve Ticaret A.S.	Turkey (2001)
Cobb France Eurl	France (1990)
Kabir International S.R.L.	Italy (2004)

Tyson International Service Center, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Delaware (1973)
Tyson International Service Center, Inc. Asia	Delaware (1985)
Tyson International Service Center, Inc. Europe	Delaware (1985)

IBP Foodservice, LLC (78% owned by Tyson Fresh Meats, Inc. 22% owned by IBP Caribbean, Inc.)	Delaware (1997)

Foodbrands America, Inc. (Subsidiary of IBP Foodservice, LLC)	Delaware (1994)
The Bruss Company	Illinois (1956)
CBFA Management Corp.	Delaware (1998)
Foodbrands Supply Chain Services, Inc.	Delaware (1992)
Wilton Foods, Inc.	New York (1964)
Zemco Industries, Inc.	Delaware (1999)

Tyson Deli, Inc. (formerly known as Tyson Retail Deli, Inc.) (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Tyson Prepared Foods, Inc.	Delaware (2003)

Tyson Refrigerated Processed Meats, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Carolina Brand Foods, LLC	North Carolina (2000)

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (1998)
DFG Foods, LLC	Oklahoma (1998)

JOINT VENTURES/PARTNERSHIPS
Cactus Argentina S.A.	Argentina (1998)
Exportaciones Agroindustriales, S.A.	Argentina (1994)
Carneco Foods, LLC	Oklahoma (2000)
Central Industries, Inc.	Mississippi (1964)
Dynamic Fuels, LLC	Delaware (2007)
Godrej Foods Limited	India (2008)
Haimen Tyson Poultry Development Co., Ltd.	China (2008)
Jiangsu Tyson Foods Co., Ltd	China (2008)
Mainstream Holding Limited	Hong Kong (1997)
Shanghai Shineway DCH Tyson Co. Ltd.	China (1997)
Nacrail, LLC	Delaware (2001)
Shandong Sand's Food and Development Co. Ltd.	China (Inactive) (1995)
Shandong Tyson-Da Long Food Company, Ltd.	China (2001)

TYSON DE MEXICO S. DE R.L. DE C.V.
Tyson de Mexico, S. de R.L. de C.V.	Mexico (1984)
Avicultores Tecnicos, S. de R.L. de C.V.	Mexico (1985)
Comercializadora Avemex, S. de R.L. de C.V.	Mexico (1992)
Corporativo Orvin S. de R.L. de C.V.	Mexico (1989)
Empresas Provemex S. de R.L. de C.V.	Mexico (1972)
Laboral Gomez Palantina, S. de R.L. de C.V.	Mexico (1988)
Provemex Avicola, S. de R.L. de C.V.	Mexico (1974)

Cobb Vantress, Inc.
Cobb-Vantress, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1986)
Cobb Caribe S.A.	Dominican Republic (2001)
Cobb Espanola S.A.	Spain (1969)
Cobb-Russia LLC	Delaware (2006)
Gen Ave S.A.	Argentina (1982)
Matsusaka Farm Company Limited	Japan (1967)
Progenitores Avicolas, C.A.	Venezuela (1967)
Venco Research and Breeding Farm, Ltd.	India (1980)
Reproductores Cobb S.A.	Argentina (1999)

Cobb-Vantress Philippines, Inc.	Philippines (2003)
C.V. Holdings, Inc.	Philippines (2003)

Hybro B.V.	The Netherlands (1959)
Hybro Genetics Brasil Ltda.	Brazil (2005)
Avex S.A.	Peru (2006)
Forune G-P Farms	Sri Lanka (2004)

Celestra Investments Limited (Subsidiary of Cobb-Vantress, Inc.)	Gilbraltar (2002)
Tyson International Holdings, SARL	Luxembourg (2003)
Tyson Delaware Holdings, LLC	Delaware (2003)
Tyson International Holdings, S.C.A.	Luxembourg (2003)
Cobb Europe B.V.	The Netherlands (1994)
Cobb-Vantress Brasil Ltda	Brazil (1997)
Tyson Do Brasil Participaoes Ltda (formerly known as Tyson PB Participacoes Ltda.)	Brazil (2007)
Tyson Brasil Investimentos I Ltda	Brazil (2008)
Tyson Brasil Investimentos II Ltda	Brazil (2008)
Tyson Brasil Investimentos III Ltda	Brazil (2008)